EXHIBIT 99.1
For Immediate Release:


                          TIME WARNER CABLE AND COMCAST
                  TO ACQUIRE ASSETS OF ADELPHIA COMMUNICATIONS

                COMPANIES ALSO TO SWAP CERTAIN CABLE SYSTEMS AND
               UNWIND COMCAST'S INTERESTS IN TIME WARNER CABLE AND
                        TIME WARNER ENTERTAINMENT COMPANY

           Transactions to Expand Both Companies' Cable Footprints and
                  Enhance Their Geographic Subscriber Clusters,
   Speeding the Delivery of New Products in Areas Currently Served by Adelphia


NEW YORK and PHILADELPHIA, April 21, 2005 - Time Warner Inc. (NYSE:TWX) and Comcast Corporation (Nasdaq:CMCSA, CMCSK) today announced that they have reached definitive agreements to acquire substantially all the assets of Adelphia Communications Corporation (OTC: ADELQ) for a total of $12.7 billion in cash and 16% of the common stock of Time Warner's cable subsidiary, Time Warner Cable Inc. Time Warner Cable and Comcast also will swap certain cable systems. In addition, Time Warner Cable will redeem Comcast's interests of 17.9% in Time Warner Cable and 4.7% in Time Warner Entertainment Company, L.P. (TWE) (together an effective 21% economic ownership of Time Warner Cable) in an efficient and mutually beneficial way.

These transactions will serve to expand both companies' cable footprints and improve the geographic clusters of their subscribers. Importantly, consumers in areas now served by Adelphia will benefit significantly from the accelerated deployment of video, high-speed data, voice and other advanced services.

As a result of these transactions, Time Warner Cable will gain systems passing approximately 7.5 million homes, with approximately 3.5 million basic subscribers. Time Warner Cable will then manage a total of approximately 14.4 million well-clustered basic subscribers. Time Warner will own 84% of Time Warner Cable's common stock, and the cable company will become a publicly traded company at the time of closing.

Comcast will emerge from these transactions with approximately 1.8 million additional basic subscribers for a net cash investment of approximately $1.5 billion. Following these transactions, Comcast will serve a total of approximately 23.3 million customers. Comcast's clusters in Washington, D.C., Florida, Massachusetts and Pennsylvania will be enhanced, and Comcast will divest its interests in Time Warner Cable and TWE in transactions designed to be tax-free to all parties. Comcast's attributable subscribers, as calculated under the Federal Communications Commission (FCC) rules, will remain under 30% of the multi-channel video subscribers in the United States.

Time Warner Chairman and Chief Executive Officer Dick Parsons said: "I'm very pleased that we're able to take full advantage of this unique opportunity to grow our company at a fair price and move it forward - strategically, operationally and financially. Consistent with our strategy, these transactions will better position us to compete, improve returns and create shareholder value. At Time Warner Cable, we'll gain important scale, enhance our subscriber clusters and accelerate growth. As we plan the smooth integration of these new cable systems, we'll stay focused on meeting all of Time Warner's financial and operational objectives, while evaluating how to best employ our significant remaining capacity to improve shareholder returns. My thanks to Brian Roberts and his Comcast team for being such fine partners in this process that produced beneficial results for both companies."

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast, said: "These transactions underscore our belief that there has never been a better time to be in the cable business. Adding these subscribers, many of whom are in high-growth, geographically desirable areas, will allow us to roll out our new products and services rapidly. Our vision remains to provide customers with more choice and control of their entertainment and communication services, and to generate superior shareholder returns. I would like to thank Dick Parsons and everyone at Time Warner for helping to achieve such a positive outcome for all parties."

Terms of Proposed Transactions

In the proposed transactions:

o Time Warner Cable and Comcast will each acquire a portion of Adelphia's assets, representing approximately 5.0 million basic cable subscribers in the aggregate. Time Warner Cable will pay $9.2 billion in cash and will issue common shares representing 16% of Time Warner Cable's outstanding common equity (taking into account the redemption transaction with Comcast) to Adelphia stakeholders in connection with its acquisition agreement. Comcast will pay $3.5 billion in cash.

o Time Warner Cable and Comcast have agreed to swap certain cable systems to enhance their respective geographic clusters of subscribers.

o Time Warner Cable will redeem Comcast's 17.9% interest in Time Warner Cable, now held in an FCC-mandated trust, in exchange for a subsidiary holding Time Warner Cable systems serving nearly 600,000 subscribers, as well as approximately $1.856 billion in cash.

o TWE will redeem Comcast's 4.7% interest in TWE, now held in an FCC-mandated trust, in exchange for cable systems serving more than 150,000 subscribers, as well as approximately $133 million in cash.

o    Comcast's net cash investment in these transactions will be $1.5 billion.

o The purchase of the Adelphia assets is not dependent on the occurrence of the system swaps and redemption transactions between Time Warner and Comcast.

Steve Burke, Chief Operating Officer of Comcast, said, "The Adelphia transaction, the various system swaps, and the redemption of our Time Warner Cable interests will allow us to enhance our key clusters. It is truly a perfect fit. We look forward to quickly integrating the 1.8 million additional subscribers just as we did when we acquired AT&T Broadband and its 13 million subscribers in 2002. Most importantly, we look forward to providing all our subscribers, both old and new, with a complete suite of integrated communications and entertainment products."

Don Logan, Chairman of Time Warner's Media & Communications Group, said: "We like the cable business. It's the only platform today that can deliver enhanced digital video, high-speed data and voice services to consumers, and we have great confidence in its future. Our newly acquired systems will give us a bigger and better-clustered cable footprint, built around five large clusters, including New York City and Los Angeles. Together with Glenn Britt and the Time Warner Cable team, we'll bring our experience in innovation and proven operating track record to improving and growing the performance of these new systems."

Outcome for Time Warner

When these transactions close, Time Warner will own 84% of Time Warner Cable's common stock, which will continue to consist of Class A shares and Class B super-voting shares. The remaining 16% of Time Warner Cable's common equity initially will be owned by Adelphia stakeholders and is expected to be publicly traded in the form of Class A shares. In addition to its 84% stake in the publicly traded Time Warner Cable, Time Warner also will own a direct non-voting common equity interest of approximately $2.9 billion in a subsidiary of Time Warner Cable. The acquisition will be accounted for as an asset purchase. Time Warner said that it expects to retain significant financial flexibility, while maintaining its strong investment-grade debt rating.

Taking into account the proposed acquisition, swaps and redemptions, on a net basis, Time Warner Cable will gain approximately 3.5 million basic video subscribers. Specifically, Time Warner Cable will add around 3 million Adelphia subscribers and more than 1 million Comcast subscribers, and will give Comcast approximately 750,000 current Time Warner Cable subscribers. It will then manage a total of approximately 14.4 million basic subscribers - 12.9 million consolidated and 1.5 million in 50%-owned continuing joint ventures with Comcast. That will make Time Warner Cable the second-largest multi-channel video provider in the U.S. - ahead of all other cable operators, except for Comcast, and ahead of both major satellite companies.

Once these transactions are complete, 85% of Time Warner Cable's managed subscribers will be located in five large clusters, including (in round numbers): 3.1 million in New York, 2.6 million in Texas, 2.4 million in California, 2.3 million in Ohio and 1.9 million in the Carolinas. Time Warner Cable will be the largest cable provider in both New York City and Los Angeles, cities which anchor the country's two largest designated market areas (DMAs).

As  part  of  his  current   duties  as  Chairman  of  Time  Warner's   Media  &
Communications Group, Mr. Logan will become non-executive Chairman of Time Warner Cable's board of directors. Glenn Britt, who now serves as Time Warner Cable's Chairman and Chief Executive Officer, will remain Chief Executive Officer and also will be named President.

Mr. Britt said: "We're very excited about this opportunity and look forward to taking over the day-to-day management of these new systems. Over the last few months, we've done extensive due diligence on the Adelphia properties and have a very realistic view of how we can create new value. We expect a smooth integration, and we'll quickly bring greater choice to consumers with our popular enhanced digital video and high-speed data services. We also are well positioned to compete effectively for telephone customers with our new Digital Phone service. We have the technological, managerial and operational expertise that will allow us to drive penetration rates and improve performance."

Outcome for Comcast

Taking into account the proposed acquisition, swaps and redemptions, on a net basis, Comcast will gain approximately 1.8 million basic video subscribers. Specifically, Comcast will add approximately 2.1 million Adelphia subscribers through the acquisition and the swap, and approximately 750,000 Time Warner cable subscribers through the redemptions of Comcast's interest in Time Warner Cable and TWE and the swap. Comcast will give Time Warner more than 1 million subscribers. Comcast will serve approximately 23.3 million owned and operated subscribers and be attributed with approximately 3.5 million additional subscribers held in various partnerships. Comcast will remain the largest multi-channel video provider in the U.S. and the nation's largest high-speed Internet provider. As a result of these transactions, Comcast will expand its presence in such key geographic areas as Washington D.C., West Palm Beach, Boston and Pittsburgh.

Approvals and Advisors

These transactions between Time Warner Cable, Comcast and Adelphia are subject to customary regulatory review and approvals, including Hart-Scott-Rodino, FCC and local franchise approvals, as well as the Adelphia bankruptcy process, which involves approvals by the bankruptcy court having jurisdiction of Adelphia's Chapter 11 case and Adelphia's creditors. Closing is expected in about 9 to 12 months.

Bear Stearns and Lehman Brothers acted as financial advisors to Time Warner. The Blackstone Group acted as financial advisor to Comcast on the Adelphia transaction and assisted on Time Warner. Morgan Stanley acted as financial advisor to Comcast on the Time Warner transaction and assisted on Adelphia. Paul, Weiss, Rifkind, Wharton & Garrison LLP is legal advisor to Time Warner. Davis Polk & Wardwell is legal advisor to Comcast. Ballard Spahr Andrews & Ingersoll, LLP advised Comcast on bankruptcy-related issues.

Subscriber Information

The subscriber information contained herein with regard to reporting basic video subscribers has been approximated because each company uses somewhat different methodologies with respect to reporting subscriber counts of multiple-dwelling units. Time Warner will provide additional information with respect to its subscriber count methodology and the impact of these transactions in materials furnished to the Securities and Exchange Commission and in a conference call for investors scheduled for today (see details below).

About Time Warner Inc.

Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.

About Comcast Corporation

Comcast Corporation is the nation's leading provider of cable, entertainment and communications products and services. With 21.5 million cable customers and 7 million high-speed Internet customers, Comcast is principally involved in the development, management and operation of broadband cable networks and in the delivery of programming content.

Comcast's content networks and investments include E! Entertainment Television, Style Network, The Golf Channel, Outdoor Life Network, G4, AZN Television, TV One and four Comcast SportsNets. The Company also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

About Time Warner Cable Inc.

Time Warner Cable owns or manages cable systems serving 10.9 million subscribers in 27 states, which include some of the most technologically advanced, best-clustered cable systems in the country with more than 75% of the Company's customers in systems of 300,000 subscribers or more. Utilizing a fully upgraded advanced cable network and a steadfast commitment to providing consumers with choice, value and world-class customer service, Time Warner Cable is an industry leader in delivering advanced products and services such as video on demand, high-definition television, digital video recorders, high-speed data, wireless home networking and Digital Phone. Time Warner Cable is a majority-owned subsidiary of Time Warner Inc.

Information on Conference Calls

Time Warner's management will discuss today's announcement on a conference call for investors at 8:30 a.m. ET on Thursday, April 21, 2005. The dial-in numbers are: Domestic - (888) 566-1710 and International - (773) 799-3956. The Passcode is "Time Warner Investor."

Please dial in at least ten minutes before the call's scheduled start time to ensure you are connected by the start of the meeting. Slide presentations to accompany the conference call, as well as a live audio webcast of the conference call, will be available online at www.timewarner.com/investors. To listen to the live webcast, please go to the Web site 15 minutes prior to the start of the presentation to register, download and install any necessary software. Members of the media are invited to listen to this conference call.

A Comcast conference call for investors and analysts will be held at 9:30 a.m. ET on Thursday, April 21, 2005. Members of the media are invited to listen to this conference call.

The conference call will be broadcast live via the Company's Investor Relations Web site at www.cmcsa.com or www.cmcsk.com. A recording of the call will be available on the Investor Relations Web site starting at 1:30 p.m. ET on Thursday, April 21, 2005.

Those parties interested in participating via telephone should dial (866) 206-2777. A telephone replay will begin immediately following the call and will be available until Friday, April 22, 2005 at midnight ET. To access the rebroadcast, please dial (630) 652-3000 and enter Passcode number 11528460#.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Time Warner and Comcast, respectively, and are subject to uncertainty and changes in circumstances.

Actual results may vary materially from those expressed or implied by the statements herein due to the bankruptcy court approval process, regulatory review and approval process and changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the businesses of Time Warner Inc. and Comcast Corporation. More detailed information about these factors may be found in the respective filings by Time Warner and Comcast with the Securities and Exchange Commission, including their most recent annual reports on Form 10-K. Time Warner and Comcast are under no obligation to, and expressly disclaim any such obligation to, update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Time Warner Corporate Communications              Time Warner Investor Relations
------------------------------------              ------------------------------
Edward Adler   (212) 484-6630                     John Martin     (212) 484-6579

Susan Duffy    (212) 484-6686                     Jim Burtson     (212) 484-8719
Mia Carbonell  (212) 484-6684                     Kelli Turner    (212) 484-8269

Comcast Public Relations                          Comcast Investor Relations
------------------------                          --------------------------
D'Arcy Rudnay    (215) 981-8582                   Marlene Dooner  (215) 981-7392
Tim Fitzpatrick  (215) 981-8515                   Leslie Arena    (215) 981-8511
Adam Miller      (212) 371-5999                   Dan Goodwin     (215) 981-7518

Time Warner Cable Public Affairs
-------------------------------
Mark Harrad      (203) 328-0613

DISTRIBUTION OF PRINCIPAL PROPERTIES

To Time Warner
--------------

From Adelphia
New York (principally Buffalo)
California (principally Los Angeles)
Ohio (principally Cleveland)
Carolinas
Maine (Portland-Bangor)

From Comcast
Dallas
Los Angeles
Cleveland

To Comcast
----------

From Adelphia
Florida (principally Palm Beach and Miami)
Virginia (principally D.C. area)
New England (Boston area, Hartford area, Vermont)
Pennsylvania (principally Pittsburgh area, Johnstown area and Scranton area) Colorado Springs

From Time Warner
Minneapolis
Memphis
Jackson
Louisiana (principally Shreveport and Monroe)
Florida (principally Cape Coral and St. Augustine)

                                                                               8
# # #